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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): September 7, 2000


                         ARCH COMMUNICATIONS GROUP, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

       0-23232                                          31-1358569
(Commission File Number)                    (I.R.S. Employer Identification No.)


             1800 West Park Drive, Suite 250, Westborough, MA 01581
             -------------------------------------------------------
      (Address of Principal Executive Offices)                (Zip Code)

                                 (508) 870-6700
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5. OTHER EVENTS.

     On November 7, 1999, Arch Communications Group, Inc., a Delaware corporation (the "Company"), Paging Network, Inc., a Delaware corporation ("PageNet") and St. Louis Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into PageNet (the "Merger") with PageNet as the corporation surviving in the Merger.

     On September 7, 2000, the Company, PageNet and Merger Sub entered into a further amendment of the Merger Agreement which decreases the number of shares of the Company's common stock to be issued to PageNet's stockholders in the Merger and increases the number of shares to be issued to PageNet's creditors by an equivalent amount. As a result of the amendment, PageNet's stockholders will receive 0.04796505 of a share of the Company's common stock for each share of PageNet common stock they own immediately prior to the effective time of the Merger.

ITEM 7. EXHIBITS

     99.1 Amendment No. 4 to Agreement and Plan of Merger, dated as of September 7, 2000, by and among the Company, PageNet and Merger Sub.






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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2000 ARCH COMMUNICATIONS GROUP, INC.


                                  By: /s/ Gerald J. Cimmino
                                     -----------------------------------
                                     Title: Vice President and Treasurer







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